UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

Clearway Energy LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-203369	32-0407370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

Fifth Amended and Restated Limited Liability Company Agreement

On April 29, 2026, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Clearway Energy, Inc. (“Clearway, Inc.”), the parent company of Clearway Energy LLC (the “Company”), the stockholders of Clearway, Inc. approved, among other things, an amendment and restatement of the Certificate of Incorporation of Clearway, Inc. (the “Amended Charter”). Following receipt of stockholder approval at the Annual Meeting, on April 29, 2026, the Amended Charter was filed with the Secretary of State of the State of Delaware and became effective. Pursuant to the Amended Charter, each share of Clearway, Inc.’s Class A common stock, par value $0.01 per share, converted (the “Class A Stock Conversion”) into one share of Clearway, Inc.’s Class C common stock, par value $0.01 per share, effective as of 12:01 a.m., Eastern Time, on May 1, 2026 (the “Class A Conversion Time”). As a result of the Class A Stock Conversion, Clearway, Inc. no longer has any Class A common stock.

In connection with the Class A Stock Conversion, on May 1, 2026, Clearway, Inc. and Clearway Energy Group LLC amended and restated the Fourth Amended and Restated Limited Liability Company Agreement of the Company by entering into a Fifth Amended and Restated Limited Liability Company Agreement of the Company (the “Fifth Amended Company Agreement”). Under the Fifth Amended Company Agreement, each outstanding Class A unit of the Company (each, a “Class A Unit”) converted into one Class C unit of the Company (each, a “Class C Unit”), effective as of the Class A Conversion Time (the “Class A Unit Conversion”). As a result of the Class A Unit Conversion, the Company no longer has any Class A Units.

Certain Effects of the Fifth Amended Company Agreement and the Class A Unit Conversion

The Fifth Amended Company Agreement and the Class A Unit Conversion had the following effects, among others, on the holders of the Company’s units:

Voting Power

Because the Company’s units do not have any voting rights, neither the Fifth Amended Company Agreement nor the Class A Unit Conversion had any impact on the voting rights of the Company’s units.

Economic Interests

Neither the Fifth Amended Company Agreement nor the Class A Unit Conversion had any impact on the economic interests of the Company’s members, including with regard to distribution and liquidation rights. Because distributions were, prior to the Class A Unit Conversion, made by the Company to its members pro rata in accordance with the number of units of the Company held by such members (regardless of the class of such units) as and when declared by the Company, following the Class A Unit Conversion, holders of formerly outstanding Class A Units whose units were converted to Class C Units remain eligible to receive any distributions declared by the Company on the same basis on which they would have received distributions had the Class A Unit Conversion not occurred.

Capitalization

Neither the Fifth Amended Company Agreement nor the Class A Unit Conversion had any impact on the total issued and outstanding units of the Company. As a result of the Class A Unit Conversion, the Class A Units were eliminated as a separately authorized class of units of the Company.

The foregoing description of the Class A Unit Conversion and the Fifth Amended Company Agreement is a summary only and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Fifth Amended Company Agreement, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth above in Item 3.03 of this Form 8-K are also responsive to Item 5.03 of this Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Document

3.1	Fifth Amended and Restated Limited Liability Company Agreement of Clearway Energy LLC, dated as of May 1, 2026, by and between Clearway Energy, Inc. and Clearway Energy Group LLC.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy LLC

By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Date: May 1, 2026